UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 19, 2016

DATARAM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-08266	22-18314-09
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Alexander Road, Suite 100, Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 799-0071

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 19, 2016, the Board of Directors of Dataram Corporation (the “Company”) adopted resolutions to amend and restate the Company’s Bylaws (the “Amended Bylaws”) to revise certain provisions described below. The following is a summary of changes effected by adoption of the Amended Bylaws, which summary is qualified in its entirety by reference to the Amended Bylaws filed as Exhibit 3.1 hereto.

Article IV – Stockholders’ Meetings

•	The notice provision was amended to increase the number of days prior to the annual meeting that a stockholder must give notice of business to be brought before an annual meeting of the stockholders.

•	Content of stockholder’s notice with respect to (i) business to be brought before an annual meeting of the stockholders and (ii) stockholder director nominees was amended to require additional information as to the stockholder giving notice, or beneficial owner, if any, on whose behalf the proposal is made.

•	Action without a meeting was amended to require that any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice, request that a record date be fixed for such purpose.

Article XIV – Forum Selection

•	Article XIV was added to designate the courts within the State of New York as the forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any actions asserting a claim arising pursuant to any provision of the Nevada Revised Statutes, the Company’s Articles of Incorporation or the Amended Bylaws and (iv) any action asserting a claim governed by the internal affairs doctrine.

Article XV – Amendments

•	The Amended Bylaws requires that an amendment to any section of the Amended Bylaws requires the affirmative vote of the holders of at least 66 2/3% of the outstanding voting power of the Company.

Certain provisions of Nevada law and of our Amended Bylaws could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions include:

•	establishing 90 to 120 day advance notice requirements for nominations for election to the Board of Directors and for proposing matters that can be acted upon by stockholders at stockholder meetings, which may inhibit or deter stockholders from proposing matters or nominating a new member of the Board of Director;
•	requiring that stockholders who wish to act by written consent request a record date from us for such action and such request must include disclosure of certain specified information, which may inhibit or deter stockholders from acting by written consent;
•	establishing that any person who acquires equity in us shall be deemed to have notice and consented to the forum selection provision of our Bylaws requiring actions to be brought only in New York, which may inhibit or deter stockholders actions (i) on behalf of us, (ii) asserting claims of breach of fiduciary duty by officers or directors of us or (iii) arising out of the Nevada Revised Statutes; and
•	establishing more detailed disclosure and in any stockholder’s advance notice to nominate a new member of the Board of Directors or proposal of a matter to be acted upon by stockholders at stockholder meetings including specified information regarding such nominee, which may inhibit or deter such proposal or nomination.

The foregoing description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of each of such document, which is filed as Exhibits 3.1 hereto, and which is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits

(d)       Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Dataram Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION
(Registrant)

Date: February 23, 2016
/s/ David A. Moylan
(Signature)
David A. Moylan
Chief Executive Officer